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                                                                     EXHIBIT B-4

                          GENERAL SERVICES AGREEMENT

                                    BETWEEN

                            AMEREN SERVICES COMPANY

                                      AND

                  AMEREN CORPORATION, UNION ELECTRIC COMPANY,
                 CENTRAL ILLINOIS PUBLIC SERVICE COMPANY, AND
                           CIPSCO INVESTMENT COMPANY


     THIS AGREEMENT, made and entered into this _____ day of _________ 1996, by and between the following Parties: AMEREN SERVICES COMPANY (hereinafter sometimes referred to as "Service Company") , a Missouri corporation; and AMEREN CORPORATION ("Ameren Corporation"), a Missouri Corporation; UNION ELECTRIC COMPANY ("UE"), a Missouri corporation; CENTRAL ILLINOIS PUBLIC SERVICE COMPANY ("CIPS"), an Illinois corporation, and CIPSCO INVESTMENT COMPANY, ("CIC"), an Illinois corporation, (hereinafter sometimes referred to collectively as "Client Companies");

                                  WITNESSETH:

     WHEREAS, Client Companies, including Ameren Corporation, which has filed for registration under the terms of the Public Utility Holding Company Act of 1935 (the "Act") and its other subsidiaries, desire to enter into this agreement providing for the performance by Service Company for the Client Companies of certain services more particularly set forth herein; and

     WHEREAS, Service Company is organized, staffed and equipped and has filed with the Securities and Exchange Commission ("the SEC") to be a subsidiary service company under Section 13 of the Public Utilities Holding Company Act of 1935 (the "Act") to render to Ameren
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Corporation, and other subsidiaries of Ameren Corporation, certain services as herein provided; and

     WHEREAS, to maximize efficiency, and to achieve merger related savings, the Client Companies desire to avail themselves of the advisory, professional, technical and other services of persons employed or to be retained by Service Company, and to compensate Service Company appropriately for such services,

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein, the parties hereto agree as follows:

Section 1. Agreement to Furnish Services
----------------------------------------

     Service Company agrees to furnish to Client Companies and their subsidiaries, if any, upon the terms and conditions herein provided, the services hereinafter referred to and described in Section 2, at such times, for such period and in such manner as Client Companies may from time to time request. Service Company will keep itself and its personnel available and competent to render to Client Companies such services so long as it is authorized so to do by the appropriate federal and state regulatory agencies.

Section 2.  Services to be Performed
------------------------------------

     The services to be provided by Service Company hereunder may, upon request, include the services as set out in Schedule 1, attached hereto and made a part hereof.

     In addition to the Services set out in Schedule 1, Service Company shall render advice and assistance in connection with such other matters as Client Companies may request and

                                       2
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Service Company determines it is able to perform with respect to Client
Companies' business and operations.

Section 3.  Compensation of Service Company
-------------------------------------------

     As compensation for such services rendered to it by Service Company, Client Companies hereby agree to pay to Service Company the cost of such services, computed in accordance with applicable rules and regulations (including, but not limited to, Rules 90 and 91) under the Act and appropriate accounting standards.

     Compensation to be paid by Client Companies shall include direct charges and Client Companies' fairly allocated pro rata share of certain of Service Company's costs, determined as set out on Schedule 2, attached hereto and made a part hereof.

Section 4.  Securities and Exchange Commission Rules
----------------------------------------------------

     It is the intent of the Parties that the determination of the costs as used in this Agreement shall be consistent with, and in compliance with the rules and regulations of the SEC, as they now read or hereafter may be modified by the Commission.

Section 5.  Service Requests
----------------------------

     Services will be performed in accordance with a Service Request system, consisting of work orders established to capture the various types of costs incurred by Service Company. Costs will be charged to the appropriate service requests, which will then be the basis for the billing of costs to Client Companies.

                                       3
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Section 6.  Payment
-------------------

     Payment shall be by making remittance of the amount billed or by making appropriate accounting entries on the books of the companies.

     Payment shall be accomplished on a monthly basis, and remittance or accounting entries shall be completed within 60 days of billing.

Section 7.  Ameren Corporation
------------------------------

     Except as authorized by rule, regulation, or order of the Securities and Exchange Commission, nothing in this Agreement shall be read to permit Ameren Corporation, or any person employed by or acting for Ameren Corporation, to provide services for other Parties, or any companies associated with said Parties.

Section 8.  Client Companies
----------------------------

     Except as limited by Section 7, nothing in this Agreement shall be read to prohibit Client Companies or their subsidiaries from furnishing to other Client Companies or their subsidiaries services herein referred to, under the same conditions and terms as set out for Service Company.

Section 9.  Effective Date and Termination
------------------------------------------

     This Agreement is executed subject to the consent and approval of all applicable regulatory agencies, and if so approved in its entirety, shall become effective as of the date the merger between Union Electric and CIPSCO is consummated, and shall remain in effect from said date unless terminated by mutual agreement or by any Party giving at least sixty days'

                                       4
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written notice to the other Parties prior to the beginning of any calendar year, each Party fully reserving the right to so terminate the Agreement.

     This Agreement may also be terminated to the extent that performance may conflict with any rule, regulation or order of the Securities and Exchange Commission adopted before or after the making of this Agreement.

Section 10.  Assignment
-----------------------

     This Agreement and the rights hereunder may not be assigned without the mutual written consent of all Parties hereto.

                                       5
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     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and attested by their authorized officers as of the day and year first above written.
                                       AMEREN SERVICES COMPANY

                                       By______________________________

                                       Title___________________________

ATTEST:

By____________________________

Title_________________________

                                       AMEREN CORPORATION

                                       By______________________________

                                       Title___________________________

ATTEST:

By____________________________

Title_________________________

                                       UNION ELECTRIC COMPANY

                                       By______________________________

                                       Title___________________________

ATTEST:

By____________________________

Title_________________________

                                       6
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                                       CENTRAL ILLINOIS PUBLIC SERVICE CO.

                                       By______________________________

                                       Title___________________________

ATTEST:

By____________________________

Title_________________________

                                       CIPSCO INVESTMENT COMPANY

                                       By______________________________

                                       Title___________________________

ATTEST:

By____________________________

Title_________________________


                                       7
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                                AMEREN SERVICES
            DESCRIPTION OF EXPECTED SERVICES BY FUNCTION/DEPARTMENT

FUNCTION/DEPARTMENT      DESCRIPTION
--------------------------------------------------------------------------------
Building Service         Provide facility management services for owned and
                         leased facilities, excluding power plants. Services include operation and maintenance of structures, capital improvements, interior space planning, security and janitorial.

Controller's             Perform all accounting services necessary to properly
                         maintain and report on the books and records of Ameren and its subsidiaries. Provide investor relations services.

Corporate                Develop strategies for advertising and marketing
Communications           efforts, develop employee communication programs,
                         coordinate community relations efforts and develop policies and procedures for media relations.

Corporate Planning       Provide rate engineering, interchange marketing,
                         resource planning and business analysis services.

Customer Services/       Answer customer inquiries pertaining to electric/gas
Division Support         service usage and perform credit activities. Provide
                         technical support relating to planning, engineering, constructing and operating the distribution and transmission systems. Provide technical support and maintenance of protective relay schemes, station meter work, system testing and data acquisition systems.

Economic Development     Provide community and business development services, as
                         well as natural gas development services. Analyze community and business development opportunities.

Energy Supply            Coordinate the use of the generating, transmission and
                         interconnection facilities to provide economical and reliable energy.

Engineering and          Provide professional services related to engineering
Construction             studies, design, procurement, planning, building and
                         management of projects. Study technology that may
                         reduce costs of producing, delivering and using
                         electricity.
--------------------------------------------------------------------------------

                                                                      Schedule 1
                                                                          Page 1
                                                                            of 3
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FUNCTION/DEPARTMENT      DESCRIPTION
--------------------------------------------------------------------------------

Environmental Services   Perform analysis and advocacy of regulatory and
& Safety                 legislative issues & Safety in the areas of
                         environment, health and safety. Communicate final regulatory requirements to operating groups. Provide assistance and support and compliance review in meeting those requirements. Oversee hazardous substance site investigation and remediation activities.

Executive                Provide executive management duties for all Company
                         activities at the department, function and officer levels.

Fossil Fuel Procurement  Provide resources necessary to procure fuel for the fossil power plants and minimize production costs.

Gas Supply               Provide gas supply and pipeline capacity procurement
                         and management services. Develop policies, procedures and standards which govern the design, construction and operation of the gas systems.

General Counsel          Provide legal advice and services in regards to
                         legislative activities, regulatory agencies and security matters. Make regulatory filings, maintain minutes of the boards of directors, conduct stockholder meetings and procure property and casualty insurance bonds.

Human Resources          Administer and negotiate employee benefits including
                         pensions, major medical, long-term disability, life insurance, defined contribution plans, executive benefit and flexible spending plans. Provide employment services, including required regulatory reporting and maintenance of personnel records. Provide employee training and communications services.

Industrial Relations     Negotiate, represent and administer provisions of labor
                         agreements applicable to unions representing union employees.

Information Services     Provide for the development and operation of computer
                         software, telecommunications and other equipment used to conduct business and engineering activities.
                         Maintain all billing records and process customer meter readings.

Internal Audit           Audit company operations, perform operational and
                         productivity reviews, review justifications for capital
                         projects and perform quality assurance reviews.
                         -------------------------------------------------------

                                                                      Schedule 1
                                                                          Page 2
                                                                            of 3
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                         FUNCTION/DEPARTMENT           DESCRIPTION
                         -------------------------------------------------------

Marketing                Provide marketing services including account
                         management, program development, market research and customer energy services.

Merger Coordination      Monitor programs to achieve savings, merger costs and
                         position reductions as they relate to the implementation plans.

Motor Transportation     Provide engineering, support, and mechanical servicing
                         of vehicles, procurement of vehicles and safety and training programs.

Purchasing               Provide procurement of goods and services other than
                         fuel. Provide materials inventory management services.

Real Estate              Acquire necessary land rights and permits including
                         coordination of site selection. Maintain existing land rights while permitting licenses and leases to minimize investment or costs of holding property.

Stores Receive, inspect, store, issue and deliver materials and supplies throughout all service areas. Process transformers, tools, scrap material and hazardous waste.

Tax Research and consult on tax issues in connection with federal, state and local tax compliance and planning matters, including the preparation and filing of returns.

Treasurer's         Provide treasury operation, mailing, financial planning,
investments, and executive payroll and pension disbursement services.


                                                                      Schedule 1
                                                                          Page 3
                                                                            of 3
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                                AMEREN SERVICES
                    EXPECTED ALLOCATED DIRECT COST FACTORS

     ALLOCATION NUMBER              DESCRIPTION
     -----------------              -----------

             001A                   Composite*
             002A                   Number of customers
             002B                   Number of gas transportation customers
             003A                   Sales (kwh and dekatherm)
             003B                   Kwh sales
             003C                   Dekatherm sales
             004A                   Number of employees
             004B                   Number of contract employees
             004C                   Number of non-contract employees
             005A                   O&M labor
             006A                   Total revenues
             006B                   Electric revenues
             006C                   Gas revenues
             007A                   Total capitalization
             008A                   Total assets
             009A                   Construction expenditures
             010A                   Peak load (electric)
             010B                   Peak load (gas)
             011A                   Generating capacity
             012A                   Gas throughput (includes transportation)
             013A                   CPU cycles - mainframe
             013B                   CPU cycles - UNIX
             015A                   Current tax expense
             016A                   Number of vehicles

*Composite consists of the following three factors (equal weight to each factor):
     Sales (kwh and dekatherm)
     Number of customers
     Number of employees

                                                                      Schedule 2